Exhibit 10.3

ACCENTURE LTD

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ACCENTURE plc

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ACCENTURE CANADA HOLDINGS INC.

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ACCENTURE INC.

First Supplemental Agreement

Dated September 1, 2009

to

Exchange Trust Agreement dated as of May 23, 2001

THIS FIRST SUPPLEMENTAL AGREEMENT TO EXCHANGE TRUST AGREEMENT is entered into as of September 1, 2009, by and between ACCENTURE LTD, an exempted company registered under the laws of Bermuda (“ParentCo”), ACCENTURE plc, an Irish public limited company (“Successor ParentCo”), ACCENTURE CANADA HOLDINGS INC., a corporation incorporated under the laws of Ontario (the “Corporation”), and ACCENTURE INC., a corporation incorporated under the laws of Ontario (“Trustee”);

WHEREAS pursuant to an Exchange Trust Agreement (the “Exchange Agreement”) dated as of May 23, 2001, ParentCo and the Corporation established a procedure whereby holders of Exchangeable Shares may exchange their Exchangeable Shares for Class A Shares by and through the Trustee and whereby the rights to require ParentCo or, at the option of ParentCo, ParentCo Sub to purchase Exchangeable Shares from the holders thereof (other than ParentCo and its Subsidiaries) are exercisable by such holders of Exchangeable Shares by and through the Trustee, who holds the covenant of ParentCo to purchase the Exchangeable Shares for the benefit of such holders;

WHEREAS the Trustee is acknowledged and agreed to be the trustee under the Exchange Agreement, notwithstanding that another entity was stated in various other documents, in error, to be the trustee thereunder;

WHEREAS pursuant to a Scheme of Arrangement to be undertaken pursuant to the laws of Bermuda, ParentCo is undertaking a reorganization whereby ParentCo will become a wholly-owned subsidiary of Successor ParentCo and holders of Class A Shares will become holders of Class A ordinary shares of Successor ParentCo and ParentCo has ensured that, following the execution of this Supplemental Agreement, the conditions in section 8.1(a) and (b) of the Exchange Agreement have been met;

WHEREAS pursuant to Article 11 of the terms of the Exchangeable Shares, the Exchangeable Shares will automatically be adjusted such that references to Class A Shares in the terms of the Exchangeable Shares and the Exchange Agreement will automatically refer to Class A ordinary shares of Successor ParentCo;

WHEREAS pursuant to sections 8.2 and 9.5 of the Exchange Agreement, the parties hereto are entering into this First Supplemental Agreement in order to vest in Successor ParentCo at the effective time (the “Effective Time”) of the Scheme of Arrangement the rights and powers of ParentCo set out therein and to provide for Successor ParentCo at the Effective Time to assume liability for all moneys payable and property deliverable under the Exchange Agreement, the covenant of Successor ParentCo from and after the Effective Time to pay and deliver or cause to be delivered the same and Successor ParentCo’s agreement from and after the Effective Time to observe and perform all the covenants and obligations of ParentCo under the Exchange Agreement;

WHEREAS, these recitals and any statements of fact in this agreement are made by Successor ParentCo, ParentCo and the Corporation and not by the Trustee;

NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

ARTICLE ONE – DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions

In this First Supplemental Agreement, unless there is something in the subject matter or context inconsistent therewith or unless otherwise expressly provided “First Supplemental Agreement”, “herein”, “hereby”, “hereof”, and similar expressions mean or refer to this First Supplemental Agreement; and the expressions “Article” and “Section” followed by numbers mean and refer to the specified Article or Section of this First Supplemental Agreement, unless the context otherwise requires.

Section 1.02 Incorporation of Exchange Agreement

This First Supplemental Agreement is supplemental to and will hereafter be read in conjunction with the Exchange Agreement and the Exchange Agreement and any supplemental agreements will hereinafter have effect so far as practicable as if all the provisions thereof and hereof were contained in one instrument. In this First Supplemental Agreement and the recitals hereto, unless there is something in the subject matter or context inconsistent therewith, or unless so stated to the contrary in this First Supplemental Agreement, the words and expressions herein contained, including in the recitals hereto, which are defined in the Exchange Agreement will have the meanings given to such words and expressions in the Exchange Agreement.

Section 1.03 Reference to and Effect on the Exchange Agreement

On and after the Effective Time, each reference in the Exchange Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Exchange Agreement in any and all agreements, documents and instruments delivered by Successor ParentCo, ParentCo, the Corporation or the Trustee or any other person will mean and refer to the Exchange Agreement as supplemented hereby.

Section 1.04 Interpretation not Affected by Headings, etc.

The division of this First Supplemental Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation hereof.

ARTICLE TWO – ASSIGNMENT AND ASSUMPTION

Section 2.01 Vesting of Benefits

From and after the Effective Time, Successor ParentCo shall possess and from time to time may exercise each and every right and power of ParentCo under the Exchange Agreement in the name of ParentCo or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the board of directors of ParentCo or any officers of ParentCo may be done and performed with like force and effect by the directors or officers of Successor ParentCo.

Section 2.02 Covenants and Obligations

As of the Effective Time, Successor ParentCo:

a.	hereby assumes liability for all moneys payable and property deliverable under the Exchange Agreement;

b.	hereby covenants and agrees to pay and deliver or cause to be delivered all moneys payable and property deliverable under the Exchange Agreement; and

c.	covenants and agrees to observe and perform all the covenants and obligations of ParentCo under the Exchange Agreement.

ARTICLE THREE – MISCELLANEOUS

Section 3.01 Further Assurances

The parties will execute and deliver such further and other instruments and take such further or other action as may be necessary or advisable to give effect to this First Supplemental Agreement and the provisions hereof.

Section 3.02 Confirmation of Trustee

For the avoidance of doubt, the Trustee is hereby acknowledged, agreed and confirmed to be and to have been appointed to be the trustee under the Exchange Agreement.

Section 3.03 Counterparts

This First Supplemental Agreement may be simultaneously executed in several counterparts, each of which so executed will be deemed to be an original, and all such counterparts together will constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this First Supplemental Agreement on the date first mentioned above under the hands of their proper officers duly authorized in that behalf.

ACCENTURE PLC

Per:	/s/ Douglas G. Scrivner
Name:	Douglas G. Scrivner
Title:	General Counsel and Secretary

ACCENTURE LTD

Per:	/s/ Douglas G. Scrivner
Name:	Douglas G. Scrivner
Title:	Secretary

ACCENTURE CANADA HOLDINGS INC.

Per:	/s/ Joel Stern
Name:	Joel Stern
Title:	Director

Per:	/s/ William Morris
Name:	William Morris
Title:	Director

ACCENTURE INC.

Per:	/s/ Joel Stern
Name:	Joel Stern
Title:	Director

Per:	/s/ Richard D. Buchband
Name:	Richard D. Buchband
Title:	Director